UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

SG BLOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22563	95-4463937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 W 18th Street, New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As disclosed by SG Blocks, Inc. (the “Company”) in filings with the SEC, the Company entered into Securities Purchase Agreements on April 10, 2014 and Exchange Agreements on April 10, 2014, pursuant to which the Company issued warrants and convertible debentures (the “Debentures”) that are currently outstanding.

As of the date of this Current Report on Form 8-K, the outstanding principal balance on the Debentures is $4,157,700 and the outstanding interest due and payable on the Debentures is $146,065 (collectively, the “Outstanding Amount”).  On September 11, 2015, the Company failed to make a payment of interest that was due and payable on the Debentures, which, as a result, has caused the Company to be in default under the Debentures.  As a result of these defaults, the Debenture holders have the right to demand repayment of the full Outstanding Amount, as adjusted pursuant to the terms of the Debentures.  To date, the Debenture holders have not demanded repayment of the Outstanding Amount, as adjusted.   Commencing five days after the occurrence the default, the interest on the Debentures will accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015
SG BLOCKS, INC.

	By:	/s/ Paul M. Galvin
		Name:	Paul M. Galvin
		Title:	Chief Executive Officer